Exhibit 10.44
FIRST AMENDMENT TO TRANSPORTATION SERVICES AGREEMENT

THIS FIRST AMENDMENT TO TRANSPORTATION SERVICES AGREEMENT ("First Amendment") is by and between MARATHON PIPE LINE LLC ("MPL''), a Delaware limited liability company, with offices at 539 South Main Street, Findlay, Ohio 45840 and MARATHON PETROLEUM COMPANY LP ("MPC"), a Delaware limited partnership, with offices at 539 South Main Street, Findlay, Ohio 45840, both referred to jointly as the "Parties" and individually as a "Party".
RECITALS

WHEREAS, MPL and MPC entered into that certain Transportation Services Agreement dated October 31, 2012 ("Agreement"), whereby MPC desired MPL to provide transportation services with respect to refined product owned by MPC on the Garyville to Zachary pipeline system;

WHEREAS, the Parties now desire to amend the Agreement as set forth herein;

NOW THEREFORE, in consideration of the mutual representations and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MPL and MPC agree to amend the Agreement as follows:

1.The definition for "Quarterly Throughput Commitment" shall be removed in its entirety and replaced with the following:
""Quarterly Throughput Commitment" means, with respect to a Quarter, a volume of Product equal to (a) (i) 320,000 Barrels per Day on the Garyville to Baton Rouge and/or Zachary Pipeline Segment and (ii) 80,000 Barrels Per Day on the Zachary to Colonial Pipeline Segment, as applicable, multiplied by (b) the number of Days in such Quarter. The Quarterly Throughput Commitment will be reduced proportionately for any partial Quarter during the Term."

2.This First Amendment shall be effective as of the date any part of the Additional Commitment is available for MPC's use, as such is defined in the Storage Services Agreement dated January 1, 2015, as amended.

3.Except as amended herein, all other terms and conditions of the Agreement shall remain in hull force and effect.

4.Any terms not defined herein shall have the same meaning as specified in the Agreement.

Exhibit 10.44

IN WITNESS WHEREOF, the Parties hereto have duly executed this First Amendment to the Agreement as of the date first written above.

Marathon Pipe Line LLC		Marathon Petroleum Company LP
By: MPC Investment LLC, its General Partner

By:	/s/ Shawn Lyon	By:	/s/ David L. Whikehart

Name:	Shawn Lyon	Name:	David L. Whikehart

Title:	President	Title:	SVP Light Product Supply

{Effective as of June 12, 2019}
2